UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 3, 2008 (March 28, 2008)

St. Mary Land & Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 700, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Approval of Amendments to Cash Bonus Plan

On March 28, 2008, the Board of Directors (the “Board”) of St. Mary Land & Exploration Company (the “Company”) approved amendments to the Company’s Cash Bonus Plan (as amended, the “Plan”).  The Plan is administered by the Compensation Committee of the Board (the “Committee”), each member of which is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).  The Plan now provides that, on or before March 15 of each year, the Committee shall designate the key employees of the Company and its majority owned subsidiaries who are eligible to participate in the Plan, and that no participant shall receive a bonus under the Plan for a calendar year in excess of two hundred percent of such participant’s base salary for such year.  Any or all of the Company’s named executive officers, as that term is defined in Item 402(a)(3) of Regulation S-K, may be designated by the Committee to participate in the Plan.

For bonuses to employees who are covered by Section 162(m) that the Committee intends to qualify as performance-based compensation under Section 162(m), the payability of such bonuses shall be determined by the level of attainment of certain specified performance goals during the specified performance period.  The Committee shall specify in writing the participants eligible to receive such bonuses and the performance goals applicable to such bonuses within 90 days after the commencement of the applicable performance period.  A general description of the performance measures on which performance goals will be based is contained in the Plan.  The maximum amount of a bonus that is intended to qualify as performance-based compensation for purposes of Section 162(m) to a single covered employee in any one calendar year shall not exceed $2,000,000.

The Plan is being submitted for approval by the Company’s stockholders at the Company’s annual stockholders meeting to be held on May 21, 2008 in order to ensure that bonuses paid under the Plan can be eligible for the “performance-based compensation” exemption from the limits on tax deductibility imposed by Section 162(m).

The foregoing summary of the Plan is subject to, and qualified in its entirety by, the complete text of the Plan, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibit is filed as part of this report:
	Exhibit 10.1	Cash Bonus Plan, as Amended on March 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               ST. MARY LAND & EXPLORATION COMPANY

Date:	April 3, 2008	By:	/s/ MARK T. SOLOMON
Mark T. Solomon
Controller